Exhibit 10.2

AMENDMENT

TO SPANSION INC.

2010 EQUITY INCENTIVE AWARD PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Spansion Inc., a corporation organized under the laws of the State of Delaware (the “Company”), under Section 14.1 of the Company’s 2010 Equity Incentive Award Plan (the “Plan”), the Board hereby amends the Plan as follows:

1. Section 3.1(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Subject to Section 14.2 and Section 3.1(b) the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 6,580,240 (provided, that subject to Section 14.2 and, with respect to Full Value Awards that terminate, expire or lapse or for which shares of Common Stock are tendered or withheld, Section 3.1(b) the aggregate number of shares of Common stock which may be issued or transferred pursuant to Full Value Awards under this Section 3.1(a)(i) is 3,290,120) and (ii) an annual increase on the first day of each year beginning in 2011 and ending in 2015, equal to the least of (A) seven million (7,000,000) shares; (B) a percentage of the shares of Common Stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year as follows: 7% for the increase made January 1, 2011, 6% for the increase made January 1, 2012, 4.5% for the increase made January 1, 2013 and 3.5% for the increases made thereafter; and (C) such smaller number as may be determined by the Board prior to the first day of such year. Notwithstanding the foregoing, no more than 6,580,240 shares of Common Stock may be issued upon the exercise of Incentive Stock Options.”

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I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Company’s Board effective as of May 10, 2010.

Executed on this 14th day of May, 2010.

/s/ Randy W. Furr
Randy W. Furr
Executive Vice President and Chief Financial Officer